Exhibit 4.1

# MakeMyTrip Limited
# ("the Company")

INCORPORATION NUMBER : 24478/5832

| CERTIFICATE NUMBER | NUMBER OF SHARES |
| --- | --- |
| | |

INCORPORATED ON THE 28TH APRIL 2000 UNDER THE COMPANIES ACT 1984 OF MAURITIUS
( NOW GOVERNED BY THE COMPANIES ACT 2001 OF MAURITIUS )

Registered Office : c/o Multiconsult Limited, Rogers House,
5, President John Kennedy Street, Port Louis, Mauritius.

This is to certify that

*of*

is the registered proprietor of

Ordinary Shares of US $0.0005 each fully paid in the Company numbered as under, subject to the Constitution of the Company.

| DISTINCTIVE NUMBERS | | NUMBER OF SHARES |
| --- | --- | --- |
| FROM | TO | |
| | | |
| | | |
| | | |

Date:

……………………..
Director

………………………..
Secretary
Multiconsult Limited